As filed with the Securities and Exchange Commission on February 28, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1537290
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

2017 Stock Incentive Plan

(Full Title of the Plan)

Cedric Francois, M.D., Ph.D.

President and Chief Executive Officer

Apellis Pharmaceuticals, Inc.

100 Fifth Avenue

Waltham, MA 02451

(Name and Address of Agent for Service)

(617) 977-5700

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is being filed by Apellis Pharmaceuticals, Inc., a Delaware corporation (the “registrant”), to register 4,219,409 additional shares of the registrant’s common stock, $0.0001 par value per share (“Common Stock”), issuable under the registrant’s 2017 Stock Incentive Plan (the “2017 Plan”). Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of (i) the registration statement on Form S-8, File No. 333-221528, filed by the registrant on November  13, 2017 relating to the 2017 Plan, (ii) the registration statement on Form S-8, File No.  333-229876, filed by the registrant on February 26, 2019 relating to the 2017 Plan, (iii) the registration statement on Form S-8, File No. 333-236708, filed by the registrant on February  27, 2020 relating to the 2017 Plan, (iv) the registration statement on Form S-8, File No.  333-236710, filed by the registrant on February 27, 2020 relating to the 2020 Inducement Stock Incentive Plan (the “2020 Plan”), (v) the registration statement on Form S-8, File No.  333-253518, filed by the registrant on February 25, 2021 relating to the 2017 Plan and 2020 Plan, (vi) the registration statement on Form S-8, File No.  333-263100, filed by the registrant on February 28, 2022 relating to the 2017 Plan and 2020 Plan, (vii) the registration statement on Form S-8, File No.  333-269888, filed by the registrant on February 21, 2023 relating to the 2017 Plan and 2020 Plan and (viii) the registration statement on Form S-8, File No.  333-277381, filed by the registrant on February 27, 2024 relating to the 2017 Plan and 2020 Plan, except (x) to the extent superseded hereby and (y) for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the registrant (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 13, 2017 and incorporated herein by reference)

4.2	Amended and Restated By-Laws of the registrant (filed as Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on November 13, 2017 and incorporated herein by reference)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24	Power of Attorney (included on the signature page of this registration statement)

99.1	2017 Stock Incentive Plan (filed as Exhibit 10.4 to the registrant’s Amendment No. 3 to the registrant’s Registration Statement on Form S-1 filed on October 30, 2017 (File No. 333-220941) and incorporated herein by reference)

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 28th day of February, 2025.

APELLIS PHARMACEUTICALS, INC.

By:	/s/ Cedric Francois
Cedric Francois, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Apellis Pharmaceuticals, Inc., hereby severally constitute and appoint Cedric Francois, Timothy Sullivan and David O. Watson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Apellis Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cedric Francois	President, Chief Executive Officer and Director (principal executive officer)	February 28, 2025
Cedric Francois, M.D., Ph.D.

/s/ Timothy Sullivan	Chief Financial Officer and Treasurer (principal financial officer)	February 28, 2025
Timothy Sullivan

/s/ Jim Chopas Jim Chopas	Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)	February 28, 2025

/s/ Gerald Chan, D. Sc. Gerald Chan, D.Sc.	Chairman of the Board of Directors	February 28, 2025

/s/ A. Sinclair Dunlop A. Sinclair Dunlop	Director	February 28, 2025

/s/ Paul Fonteyne Paul Fonteyne	Director	February 28, 2025

/s/ Alec Machiels Alec Machiels	Director	February 28, 2025

/s/ Stephanie Monaghan O’Brien Stephanie Monaghan O’Brien	Director	February 28, 2025

/s/ Keli Walbert Keli Walbert	Director	February 28, 2025